Press Release February 20, 2025

HF Sinclair Corporation Reports 2024 Fourth Quarter and Full Year Results and Announces Regular Cash Dividend

Fourth Quarter

•Reported Net loss attributable to HF Sinclair stockholders of $214 million, or $(1.14) per diluted share, and adjusted net loss of $191 million, or $(1.02) per diluted share

•Reported EBITDA of $9 million and Adjusted EBITDA of $28 million

•Paid $95 million in regular quarterly dividends

•Announced regular quarterly dividend of $0.50 per share

Full Year 2024

•Reported Net income attributable to HF Sinclair stockholders of $177 million, or $0.91 per diluted share, and adjusted net income of $197 million, or $1.01 per diluted share

•Reported EBITDA of $1,133 million and Adjusted EBITDA of $1,149 million

•Returned $1,058 million to stockholders through dividends and share repurchases

Dallas, Texas, February 20, 2025 ‑ HF Sinclair Corporation (NYSE:DINO) (“HF Sinclair” or the “Company”) today reported fourth quarter Net loss attributable to HF Sinclair stockholders of $214 million, or $(1.14) per diluted share, for the quarter ended December 31, 2024, compared to Net loss attributable to HF Sinclair stockholders of $62 million, or $(0.34) per diluted share, for the quarter ended December 31, 2023. Excluding the adjustments shown in the accompanying earnings release table, adjusted net loss attributable to HF Sinclair stockholders for the fourth quarter of 2024 was $191 million, or $(1.02) per diluted share, compared to adjusted net income of $165 million, or $0.87 per diluted share, for the fourth quarter of 2023.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “The strong contributions from our Midstream segment, Lubricants & Specialties segment and Marketing segment were a highlight in the fourth quarter, partially offsetting the cyclical downturn in the refining business. In fact, for full year 2024, we achieved record earnings in both our Midstream and Marketing businesses, and delivered another strong year of earnings in our Lubricants & Specialties business, each demonstrating the success of our integration and optimization efforts across our diversified portfolio. During the year, we also returned over $1 billion in cash to shareholders through share repurchases and dividends and today, we announced a $0.50 regular quarterly dividend. Looking forward, we remain focused on delivering safe and reliable operations, the continued execution of our strategic priorities and our commitment to return excess cash to shareholders.”

Refining segment loss before interest and income taxes was $332 million for the fourth quarter of 2024 compared to a loss of $75 million for the fourth quarter of 2023. The segment reported EBITDA of $(200) million for the fourth quarter of 2024 compared to $55 million for the fourth quarter of 2023. Excluding the Lower of cost or market inventory valuation adjustments and certain items, the segment reported Adjusted EBITDA of $(169) million for the fourth quarter of 2024 compared to $276 million for the fourth quarter of 2023. This decrease was principally driven by lower adjusted refinery gross margins in both the West and Mid-Continent regions as a result of high global supply of transportation fuels across the industry and lower refined product sales volumes. Adjusted refinery gross margin was $6.68 per produced barrel sold, a 51% decrease compared to $13.58 for the fourth quarter of 2023. Crude oil charge averaged 562,020 barrels per day (“BPD”) for the fourth quarter of 2024 compared to 614,160 BPD for the fourth quarter of 2023. Crude charge declined in the fourth quarter of 2024 primarily as a result of the turnaround at our El Dorado refinery and weaker market conditions.

Renewables segment loss before interest and income taxes was $13 million for the fourth quarter of 2024 compared to a loss of $76 million for the fourth quarter of 2023. The segment reported EBITDA of $4 million for the fourth quarter of 2024 compared to $(57) million for the fourth quarter of 2023. Excluding the Lower of cost or market inventory valuation adjustments, the segment reported Adjusted EBITDA of $(9) million in the fourth quarter of 2024 compared to $(3) million in the fourth quarter of 2023. Our fourth quarter 2024 results were impacted by the drawdown of higher priced inventory resulting in a $20 million increase to cost of sales. Total sales volumes were 62 million gallons for the fourth quarter of 2024 as compared to 63 million gallons for the fourth quarter of 2023.

Marketing segment income before interest and income taxes was $13 million for the fourth quarter of 2024 compared to $2 million for the fourth quarter of 2023. The segment reported EBITDA of $21 million for the fourth quarter of 2024 compared to $9 million for the fourth quarter of 2023. This increase was primarily driven by higher margins in the fourth quarter of 2024. Total branded fuel sales volumes were 333 million gallons for the fourth quarter 2024 as compared to 350 million gallons for the fourth quarter of 2023.

Lubricants & Specialties segment income before interest and income taxes was $46 million for the fourth quarter of 2024 compared to $34 million in the fourth quarter of 2023. The segment reported EBITDA of $69 million for the fourth quarter of 2024 compared to $57 million in the fourth quarter of 2023. Excluding certain items, the segment reported Adjusted EBITDA of $70 million for the fourth quarter of 2024 compared to $57 million for the fourth quarter of 2023. This increase was primarily driven by a decrease in FIFO charge from $30 million in the fourth quarter of 2023 to $2 million in the fourth quarter of 2024. The FIFO charge in both periods was driven by the consumption of higher priced feedstock inventory.

Midstream segment income before interest and income taxes was $97 million for the fourth quarter of 2024 compared to $87 million for the fourth quarter of 2023. The segment reported EBITDA of $114 million for the fourth quarter of 2024 compared to $105 million in the fourth quarter of 2023. Excluding certain items, the segment reported Adjusted EBITDA of $114 million for the fourth quarter of 2024 compared to $110 million for the fourth quarter of 2023. This increase was primarily driven by higher revenues from higher tariffs in the fourth quarter of 2024 as compared to the fourth quarter of 2023.

For the fourth quarter of 2024, net cash used in operations totaled $141 million. At December 31, 2024, the Company’s Cash and cash equivalents totaled $800 million, a $554 million decrease compared to Cash and cash equivalents of $1,354 million at December 31, 2023. During the fourth quarter of 2024, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $95 million. Additionally, at December 31, 2024, the Company’s consolidated debt was $2,638 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share. The dividend is payable on March 20, 2025 to holders of record of common stock on March 6, 2025.

The Company has scheduled a webcast conference call for today, February 20, 2025, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/802238415. An audio archive of this webcast will be available using the above noted link through March 6, 2025.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,600 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza and Hezbollah conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2023
	2024	2023	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$6,500	$7,660	$(1,160)	(15)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	5,747	6,471	(724)	(11)%
Lower of cost or market inventory valuation adjustments	(23)	275	(298)	(108)%
Operating expenses	656	629	27	4%
	6,380	7,375	(995)	(13)%
Selling, general and administrative expenses (1)	119	151	(32)	(21)%
Depreciation and amortization	219	212	7	3%
Asset impairments	7	—	7	100%
Total operating costs and expenses	6,725	7,738	(1,013)	(13)%
Loss from operations	(225)	(78)	(147)	188%

Other income (expense):
Earnings of equity method investments	8	7	1	14%
Interest income	16	31	(15)	(48)%
Interest expense	(38)	(49)	11	(22)%
Other income, net	9	16	(7)	(44)%
	(5)	5	(10)	(200)%
Loss before income taxes	(230)	(73)	(157)	215%
Income tax benefit	(18)	(39)	21	(54)%
Net loss	(212)	(34)	(178)	524%
Less: net income attributable to noncontrolling interest	2	28	(26)	(93)%
Net loss attributable to HF Sinclair stockholders	$(214)	$(62)	$(152)	245%

Loss per share attributable to HF Sinclair stockholders:
Basic	$(1.14)	$(0.34)	$(0.80)	235%
Diluted	$(1.14)	$(0.34)	$(0.80)	235%
Cash dividends declared per common share	$0.50	$0.45	$0.05	11%
Average number of common shares outstanding (in thousands):
Basic	188,307	187,035	1,272	1%
Diluted	188,307	187,035	1,272	1%

EBITDA	$9	$129	$(120)	(93)%
Adjusted EBITDA	$28	$428	$(400)	(93)%

	Years Ended December 31,		Change from 2023
	2024	2023	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$28,580	$31,964	$(3,384)	(11)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	24,582	25,784	(1,202)	(5)%
Lower of cost or market inventory valuation adjustments	(43)	271	(314)	(116)%
Operating expenses	2,484	2,438	46	2%
	27,023	28,493	(1,470)	(5)%
Selling, general and administrative expenses (1)	447	497	(50)	(10)%
Depreciation and amortization	832	771	61	8%
Asset impairments	17	—	17	100%
Total operating costs and expenses	28,319	29,761	(1,442)	(5)%
Income from operations	261	2,203	(1,942)	(88)%

Other income (expense):
Earnings of equity method investments	32	17	15	88%
Interest income	75	94	(19)	(20)%
Interest expense	(165)	(191)	26	(14)%
Other income, net	15	30	(15)	(50)%
	(43)	(50)	7	(14)%
Income before income taxes	218	2,153	(1,935)	(90)%
Income tax expense	34	442	(408)	(92)%
Net income	184	1,711	(1,527)	(89)%
Less: net income attributable to noncontrolling interest	7	121	(114)	(94)%
Net income attributable to HF Sinclair stockholders	$177	$1,590	$(1,413)	(89)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$0.91	$8.29	$(7.38)	(89)%
Diluted	$0.91	$8.29	$(7.38)	(89)%
Cash dividends declared per common share	$2.00	$1.80	$0.20	11%
Average number of common shares outstanding (in thousands):
Basic	192,073	190,035	2,038	1%
Diluted	192,073	190,035	2,038	1%

EBITDA	$1,133	$2,900	$(1,767)	(61)%
Adjusted EBITDA	$1,149	$3,208	$(2,059)	(64)%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	Years Ended December 31,
	2024	2023

	(In millions)
Cash and cash equivalents	$800	$1,354
Working capital	$1,971	$3,371
Total assets	$16,643	$17,716
Total debt	$2,638	$2,739
Total equity	$9,346	$10,237

Segment Information
Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants Inc.’s business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of Holly Energy Partners, L.P. (“HEP”), which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, Cheyenne Pipeline, LLC, the owner of a pipeline running from Fort Laramie, Wyoming to Cheyenne, Wyoming, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended December 31, 2024
Sales and other revenues:
Revenues from external customers	$4,971	$124	$760	$616	$29	$—	$6,500
Intersegment revenues and other (1)	805	114	—	1	139	(1,059)	—
	5,776	238	760	617	168	(1,059)	6,500
Cost of sales: (2)
Cost of materials and other (3)	5,410	222	729	444	—	(1,058)	5,747
Lower of cost or market inventory valuation adjustments	(10)	(13)	—	—	—	—	(23)
Operating expenses	506	24	—	66	58	2	656
	5,906	233	729	510	58	(1,056)	6,380
Selling, general and administrative expenses (2)	64	1	10	37	1	6	119
Depreciation and amortization	132	17	8	23	19	20	219
Asset impairments	6	—	—	1	—	—	7
Income (loss) from operations	$(332)	$(13)	$13	$46	$90	$(29)	$(225)

Income (loss) before interest and income taxes	$(332)	$(13)	$13	$46	$97	$(19)	$(208)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Earnings of equity method investments	$—	$—	$—	$—	$7	$1	$8
Capital expenditures	$107	$2	$18	$19	$12	$15	$173

Three Months Ended December 31, 2023
Sales and other revenues:
Revenues from external customers	$5,871	$191	$909	$657	$32	$—	$7,660
Intersegment revenues and other (1)	992	96	—	2	127	(1,217)	—
	6,863	287	909	659	159	(1,217)	7,660
Cost of sales: (2)
Cost of materials and other (3)	6,041	265	888	493	—	(1,216)	6,471
Lower of cost or market inventory valuation adjustments	221	54	—	—	—	—	275
Operating expenses	489	23	—	66	51	—	629
	6,751	342	888	559	51	(1,216)	7,375
Selling, general and administrative expenses (2)	57	2	12	41	8	31	151
Depreciation and amortization	130	19	7	23	20	13	212
Income (loss) from operations	$(75)	$(76)	$2	$36	$80	$(45)	$(78)

Income (loss) before interest and income taxes	$(75)	$(76)	$2	$34	$87	$(27)	$(55)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$26	$28
Earnings of equity method investments	$—	$—	$—	$—	$7	$—	$7
Capital expenditures	$65	$7	$12	$13	$10	$17	$124

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Year Ended December 31, 2024
Sales and other revenues:
Revenues from external customers	$21,701	$644	$3,428	$2,700	$107	$—	$28,580
Intersegment revenues and other (1)	3,639	347	—	12	537	(4,535)	—
	25,340	991	3,428	2,712	644	(4,535)	28,580
Cost of sales: (2)
Cost of materials and other (3)	22,907	910	3,319	1,977	—	(4,531)	24,582
Lower of cost or market inventory valuation adjustments	(32)	(11)	—	—	—	—	(43)
Operating expenses	1,912	100	—	254	214	4	2,484
	24,787	999	3,319	2,231	214	(4,527)	27,023
Selling, general and administrative expenses (2)	219	5	34	150	11	28	447
Depreciation and amortization	495	78	27	90	72	70	832
Asset impairments	6	—	—	1	10	—	17
Income (loss) from operations	$(167)	$(91)	$48	$240	$337	$(106)	$261

Income (loss) before interest and income taxes	$(167)	$(91)	$48	$239	$366	$(87)	$308
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7	$—	$7
Earnings of equity method investments	$—	$—	$—	$—	$29	$3	$32
Capital expenditures	$268	$9	$52	$42	$48	$51	$470

Year Ended December 31, 2023
Sales and other revenues:
Revenues from external customers	$24,157	$781	4,146	$2,762	$118	$—	$31,964
Intersegment revenues and other (1)	4,516	408	—	13	466	(5,403)	—
	28,673	1,189	4,146	2,775	584	(5,403)	31,964
Cost of sales: (2)
Cost of materials and other (3)	24,042	1,081	4,051	2,009	—	(5,399)	25,784
Lower of cost or market inventory valuation adjustments	221	50	—	—	—	—	271
Operating expenses	1,879	109	—	259	189	2	2,438
	26,142	1,240	4,051	2,268	189	(5,397)	28,493
Selling, general and administrative expenses (2)	200	5	34	164	27	67	497
Depreciation and amortization	461	77	24	85	82	42	771
Income (loss) from operations	$1,870	$(133)	$37	$258	$286	$(115)	$2,203

Income (loss) before interest and income taxes	$1,874	$(133)	$37	$258	$306	$(92)	$2,250
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7	$114	$121
Earnings of equity method investments	$—	$—	$—	$—	$17	$—	$17
Capital expenditures	$223	$18	$28	$37	$32	$47	$385
(1)Refining segment intersegment revenues relate to transportation fuels sold to the Marketing segment. Midstream segment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relates to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Mid-Continent Region
Crude charge (BPD) (1)	218,820	259,410	251,650	237,510
Refinery throughput (BPD) (2)	234,390	279,480	267,200	256,810
Sales of produced refined products (BPD) (3)	238,230	289,470	267,130	248,330
Refinery utilization (4)	84.2%	99.8%	96.8%	91.4%

Average per produced barrel sold (5)
Gross margin (6)	$(5.86)	$(3.31)	$(0.27)	$6.65
Operating expenses (7)	7.93	5.91	6.65	6.92

Adjusted refinery gross margin (8)	$4.09	$9.82	$8.21	$17.31
Less: adjusted refinery operating expenses (9)	7.93	5.91	6.65	6.92
Adjusted refinery gross margin, less adjusted refinery operating expenses	$(3.84)	$3.91	$1.56	$10.39

Operating expenses per throughput barrel (10)	$8.06	$6.12	$6.65	$6.69
Adjusted refinery operating expenses per throughput barrel (9) (11)	$8.06	$6.12	$6.65	$6.69

Feedstocks:
Sweet crude oil	56%	48%	54%	56%
Sour crude oil	24%	26%	23%	20%
Heavy sour crude oil	13%	19%	17%	16%
Other feedstocks and blends	7%	7%	6%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	54%	52%	51%
Diesel fuels	30%	30%	31%	30%
Jet fuels	8%	5%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	4%	4%	4%
Base oils	4%	2%	4%	4%
LPG and other	3%	4%	2%	4%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

West Region
Crude charge (BPD) (1)	343,200	354,750	350,430	330,030
Refinery throughput (BPD) (2)	369,310	384,910	376,050	360,200
Sales of produced refined products (BPD) (3)	358,570	369,430	370,040	353,950
Refinery utilization (4)	82.1%	84.9%	83.8%	79.0%

Average per produced barrel sold (5)
Gross margin (6)	$(4.04)	$2.14	$0.61	$11.34
Operating expenses (7)	10.08	9.72	9.32	9.69

Adjusted refinery gross margin (8)	$8.40	$16.52	$12.04	$23.69
Less: adjusted refinery operating expenses (9)	9.02	9.72	9.06	9.69
Adjusted refinery gross margin, less adjusted refinery operating expenses	$(0.62)	$6.80	$2.98	$14.00

Operating expenses per throughput barrel (10)	$9.79	$9.33	$9.17	$9.53
Adjusted refinery operating expenses per throughput barrel (9) (11)	$8.76	$9.33	$8.92	$9.53

Feedstocks:
Sweet crude oil	33%	28%	34%	30%
Sour crude oil	45%	48%	43%	45%
Heavy sour crude oil	9%	10%	10%	11%
Wax crude oil	6%	6%	6%	6%
Other feedstocks and blends	7%	8%	7%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	55%	52%	54%
Diesel fuels	32%	32%	32%	31%
Jet fuels	4%	5%	6%	6%
Fuel oil	2%	2%	2%	2%
Asphalt	2%	2%	2%	2%
LPG and other	4%	4%	6%	5%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Consolidated
Crude charge (BPD) (1)	562,020	614,160	602,080	567,540
Refinery throughput (BPD) (2)	603,700	664,390	643,250	617,010
Sales of produced refined products (BPD) (3)	596,800	658,900	637,170	602,280
Refinery utilization (4)	82.9%	90.6%	88.8%	83.7%

Average per produced barrel (5)
Gross margin (6)	$(4.77)	$(0.26)	$0.24	$9.41
Operating expenses (7)	9.22	8.05	8.20	8.55

Adjusted refinery gross margin (8)	$6.68	$13.58	$10.43	$21.06
Less: adjusted refinery operating expenses (9)	8.58	8.05	8.05	8.55
Adjusted refinery gross margin, less adjusted refinery operating expenses	$(1.90)	$5.53	$2.38	$12.51

Operating expenses per throughput barrel (10)	$9.12	$7.98	$8.12	$8.35
Adjusted refinery operating expenses per throughput barrel (9) (11)	$8.49	$7.98	$7.98	$8.35

Feedstocks:
Sweet crude oil	42%	36%	42%	42%
Sour crude oil	37%	39%	35%	34%
Heavy sour crude oil	11%	14%	13%	13%
Wax crude oil	3%	3%	4%	3%
Other feedstocks and blends	7%	8%	6%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	55%	53%	53%
Diesel fuels	31%	31%	31%	30%
Jet fuels	6%	5%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	3%	3%	3%
Base oils	2%	1%	2%	2%
LPG and other	4%	4%	4%	5%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(8)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(9)Adjusted refinery operating expenses is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(10)Represents total Refining segment operating expenses, exclusive of Depreciation and amortization, divided by Refinery throughput.
(11)Represents total Refining segment adjusted refinery operating expenses, exclusive of Depreciation and amortization, divided by Refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Renewables
Sales of produced renewables products (in thousand gallons)	62,155	62,614	255,639	215,510
Average per produced gallon sold: (1)
Gross margin (2)	$(0.19)	$(1.19)	$(0.33)	$(0.59)

Adjusted renewables gross margin (3)	$0.25	$0.35	$0.33	$0.50
Less: operating expenses (4)	0.38	0.37	0.39	0.51
Adjusted renewables gross margin, less operating expenses	$(0.13)	$(0.02)	$(0.06)	$(0.01)

(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Marketing
Number of branded sites at period end (1)	1,627	1,540	1,627	1,540
Sales of refined products (in thousand gallons)	333,108	350,391	1,376,291	1,441,607
Average per gallon sold: (2)
Gross margin (3)	$0.07	$0.04	$0.06	$0.05
Adjusted marketing gross margin (4)	$0.09	$0.06	$0.08	$0.07

(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Lubricants & Specialties
Sales of produced refined products (BPD)	29,492	29,530	32,100	30,210

Sales of produced refined products:
Finished products	49%	48%	48%	50%
Base oils	26%	25%	26%	27%
Other	25%	27%	26%	23%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	168,568	177,331	166,722	152,462
Affiliates—intermediate pipelines	151,336	117,075	146,643	110,720
Affiliates—crude pipelines	487,227	460,201	453,606	437,586
	807,131	754,607	766,971	700,768
Third parties—refined product pipelines	41,364	39,223	39,721	38,834
Third parties—crude pipelines	212,976	200,943	204,202	197,659
	1,061,471	994,773	1,010,894	937,261
Terminals and loading racks: (1)
Affiliates	916,686	1,013,833	988,566	930,264
Third parties	38,047	37,535	37,728	42,567
	954,733	1,051,368	1,026,294	972,831
Total for pipelines and terminal assets (BPD)	2,016,204	2,046,141	2,037,188	1,910,092
(1)Certain volumetric non-financial information has been recast to conform to current year presentation.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income (loss) attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense (benefit) and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) Asset impairments, (iii) reclamation costs, (iv) our pro-rata share of HEP’s share of Osage environmental remediation costs, (v) acquisition integration and (vi) regulatory charges.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income (loss) or Income (loss) from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure our operating performance in the same manner as our management and Board of Directors. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions)
Net income (loss) attributable to HF Sinclair stockholders	$(214)	$(62)	$177	$1,590
Add: interest expense	38	49	165	191
Less: interest income	(16)	(31)	(75)	(94)
Income tax expense (benefit)	(18)	(39)	34	442
Add: depreciation and amortization	219	212	832	771
EBITDA	$9	$129	$1,133	$2,900
Add: lower of cost or market inventory valuation adjustments	(23)	275	(43)	271
Add: asset impairments	7	—	17	—
Add reclamation costs	—	—	5	—
Add: HEP’s share of Osage environmental remediation costs	—	—	—	1
Add: regulatory charge (1)	35	—	35	—
Add: acquisition integration costs	—	24	2	36
Adjusted EBITDA	$28	$428	$1,149	$3,208
(1)    Regulatory charges represent a one-time penalty of $35 million related to the 2025 consent decree at the Artesia, New Mexico refinery (the “2025 Consent Decree”).

EBITDA and Adjusted EBITDA attributable to our Refining segment are presented below:

	Three Months Ended December 31,		Years Ended December 31,
Refining Segment	2024	2023	2024	2023

	(In millions)
Income (loss) before interest and income taxes (1)	$(332)	$(75)	$(167)	$1,874
Add: depreciation and amortization	132	130	495	461
EBITDA	$(200)	$55	$328	$2,335
Add: lower of cost or market inventory valuation adjustments	(10)	221	(32)	221
Add: asset impairments	6	—	6	—
Add: regulatory charge (2)	35	—	35	—
Adjusted EBITDA	$(169)	$276	$337	$2,556
(1)Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).
(2)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Renewables Segment	2024	2023	2024	2023

	(In millions)
Loss before interest and income taxes (1)	$(13)	$(76)	$(91)	$(133)
Add: depreciation and amortization	17	19	78	77
EBITDA	$4	$(57)	$(13)	$(56)
Add: lower of cost or market inventory valuation adjustments	(13)	54	(11)	50
Adjusted EBITDA	$(9)	$(3)	$(24)	$(6)

(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Marketing Segment	2024	2023	2024	2023

	(In millions)
Income before interest and income taxes (1)	$13	$2	$48	$37
Add: depreciation and amortization	8	7	27	24
EBITDA	$21	$9	$75	$61

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Lubricants & Specialties Segment	2024	2023	2024	2023

	(In millions)
Income before interest and income taxes (1)	$46	$34	$239	$258
Add: depreciation and amortization	23	23	90	85
EBITDA	$69	$57	$329	$343
Add: asset impairments	1	—	1	—
Adjusted EBITDA	$70	$57	$330	$343

(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA and Adjusted EBITDA attributable to our Midstream segment are presented below:

	Three Months Ended December 31,		Years Ended December 31,
Midstream Segment	2024	2023	2024	2023

	(In millions)
Income before interest and income taxes (1)	$97	$87	$366	$306
Add: depreciation and amortization	19	20	72	82
Less: net income attributable to noncontrolling interest	(2)	(2)	(7)	(7)
EBITDA	$114	$105	$431	$381
Add: asset impairments	—	—	10	—
Add: reclamation costs	—	—	5	—
Add: share of Osage environmental remediation costs, net of insurance recoveries	—	1	—	2
Add: acquisition integration costs	—	4	1	10
Adjusted EBITDA	$114	$110	$447	$393

(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted refinery gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin less operating expenses per produced barrel sold

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$5,776	$6,863	$25,340	$28,673
Costs of sales (1)	5,906	6,751	24,787	26,142
Depreciation and amortization	132	130	495	461
Gross margin	$(262)	$(18)	$58	$2,070
Add: lower of cost or market inventory valuation adjustments	(10)	221	(32)	221
Add: operating expenses	506	489	1,912	1,879
Add: depreciation and amortization	132	130	495	461
Adjusted refinery gross margin	$366	$822	$2,433	$4,631

Operating expenses	$506	$489	$1,912	$1,879
Less: regulatory charge (2)	35	—	35	—
Adjusted refinery operating expenses	$471	$489	$1,877	$1,879

Sales of produced refined products (BPD) (3)	596,800	658,900	637,170	602,280

Average per produced barrel sold:
Gross margin	$(4.77)	$(0.26)	$0.24	$9.41
Add: lower of cost or market inventory valuation adjustments	(0.18)	3.64	(0.14)	1.00
Add: operating expenses	9.22	8.05	8.20	8.55
Add: depreciation and amortization	2.41	2.15	2.13	2.10
Adjusted refinery gross margin	$6.68	$13.58	$10.43	$21.06
Operating expenses	9.22	8.05	8.20	8.55
Less: regulatory charge (2)	0.64	—	0.15	—
Adjusted refinery operating expenses	$8.58	$8.05	$8.05	$8.55
Adjusted refinery gross margin, less adjusted refinery operating expenses	$(1.90)	$5.53	$2.38	$12.51
(1)Exclusive of Depreciation and amortization.
(2)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$238	$287	$991	$1,189
Costs of sales (1)	233	342	999	1,240
Depreciation and amortization	17	19	78	77
Gross margin	$(12)	$(74)	$(86)	$(128)
Add: lower of cost or market inventory valuation adjustments	(13)	54	(11)	50
Add: operating expenses	24	23	100	109
Add: depreciation and amortization	17	19	78	77
Adjusted renewables gross margin	$16	$22	$81	$108

Sales of produced renewables products (in thousand gallons)	62,155	62,614	255,639	215,510

Average per produced gallon sold:
Gross margin	$(0.19)	$(1.19)	$(0.33)	$(0.59)
Add: lower of cost or market inventory valuation adjustments	(0.21)	0.86	(0.04)	0.22
Add: operating expenses	0.38	0.37	0.39	0.51
Add: depreciation and amortization	0.27	0.31	0.31	0.36
Adjusted renewables gross margin	$0.25	$0.35	$0.33	$0.50
Less: operating expenses	0.38	0.37	0.39	0.51
Adjusted renewables gross margin, less operating expenses	$(0.13)	$(0.02)	$(0.06)	$(0.01)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$760	$909	$3,428	$4,146
Costs of sales (1)	729	888	3,319	4,051
Depreciation and amortization	8	7	27	24
Gross margin	$23	$14	$82	$71
Add: depreciation and amortization	8	7	27	24
Adjusted marketing gross margin	$31	$21	$109	$95

Sales of refined products (in thousand gallons)	333,108	350,391	1,376,291	1,441,607

Average per gallon sold:
Gross margin	$0.07	$0.04	$0.06	$0.05
Add: depreciation and amortization	0.02	0.02	0.02	0.02
Adjusted marketing gross margin	$0.09	$0.06	$0.08	$0.07
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash Lower of cost or market inventory valuation adjustments, Asset impairments, reclamation costs, our pro-rata share of HEP’s share of Osage environmental remediation costs and acquisition integration and regulatory charges. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(230)	$(73)	$218	$2,153
Income tax expense (benefit)	(18)	(39)	34	442
Net income (loss)	$(212)	$(34)	$184	$1,711
Less: net income attributable to noncontrolling interest	2	28	7	121
Net income (loss) attributable to HF Sinclair stockholders	$(214)	$(62)	$177	$1,590

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$(23)	$275	$(43)	$271
Asset impairments	7	—	17	—
Reclamation costs	—	—	5	—
HEP’s share of Osage environmental remediation costs	—	1	—	2
Regulatory charge (1)	35	—	35	—
Acquisition integration costs	—	25	2	39
Total adjustments to income (loss) before income taxes	$19	$301	$16	$312
Adjustment to income tax expense (benefit) (2)	(4)	72	(4)	75
Adjustments to net income attributable to noncontrolling interest	—	1	—	4
Total adjustments, net of tax	$23	$228	$20	$233

Adjusted results - non-GAAP:
Adjusted income (loss) before income taxes	$(211)	$228	$234	$2,465
Adjusted income tax expense (benefit) (3)	(22)	33	30	517
Adjusted net income (loss)	$(189)	$195	$204	$1,948
Less: net income attributable to noncontrolling interest	2	30	7	125
Adjusted net income (loss) attributable to HF Sinclair stockholders	$(191)	$165	$197	$1,823
Adjusted earnings (loss) per share - diluted (4)	$(1.02)	$0.87	$1.01	$9.51
(1)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree.
(2)Represents adjustment to GAAP income tax expense (benefit) to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions)
Non-GAAP income tax expense (benefit) (2)	$(22)	$33	$30	$517
GAAP income tax expense (benefit)	(18)	(39)	34	442
Non-GAAP adjustment to income tax expense (benefit)	$(4)	$72	$(4)	$75
(3)Non-GAAP income tax expense (benefit) is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(4)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In millions)
GAAP:
Income (loss) before income taxes	$(230)	$(73)	$218	$2,153
Income tax expense (benefit)	$(18)	$(39)	$34	$442
Effective tax rate for GAAP financial statements	7.9%	53.7%	15.6%	20.5%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	2.5%	(39.0)%	(3.0)%	0.4%
Effective tax rate for adjusted results	10.4%	14.7%	12.6%	20.9%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510